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                                                               EXHIBIT 10.47

         FOURTH AMENDMENT OF LEASE, dated as of April 21, 1998, by and between RTC PROPERTIES, INC., a New York corporation having an office at 79 Fifth Avenue, Suite 1800, New York, New York 10003 ("Lessor"), and MERCER PRODUCTS CO., INC., a New Jersey corporation having an office at Building 10, Hackensack Avenue, Port Kearny, Kearny, New Jersey 07032 ("Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor, as lessor, and Lessee, as lessee, entered into a lease, dated as of December 1, 1988, as amended by an Extension and First Amendment of Lease dated as of January 13, 1994, an Extension and Second Amendment of Lease dated as of January 23, 1995 and by a Third Amendment and Extension of Agreement of Lease, dated as of March 1997 (as amended, the "Lease) of certain premises including a portion of Building 10 identified as 10B, as more particularly described therein (the "Premises"); and

         WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease relating to security of Lessee's performance and obligations under the Lease;

         NOW, THEREFORE, Lessor and Lessee do hereby amend the Lease as follows:

         PARAGRAPH 1. Effective immediately, the following shall be deemed inserted following Section 32.01 of the Lease:

         "Section 32.02. In addition to the security deposited with Lessor by Lessee under Section 32.01, additional security in the sum of $25,000 shall be deposited with Lessor (and maintained throughout the Term) by Sovereign Specialty Chemicals, L.P. ("SOVEREIGN") for the faithful performance and observance by Lessee of the terms, covenants and conditions of this Lease including the payment of any Fixed Rent and Additional Rent. Said additional security shall be in the form of cash or a clean, irrevocable bank letter of credit reasonably acceptable to Lessor in all respects and providing that Lessor may draw upon it at any time and from time to time in its sole discretion when Lessee is in default in observing or performing its obligations under this Lease. Said letter of credit, by its terms, shall be automatically extended for periods of one year from the present or any future expiration date thereof, it being the intention of Lessor and SOVEREIGN that at all times during the Term and the period of sixty (60) days thereafter Lessor shall be in possession of a letter of credit representing said additional security in the amount of $25,000, acceptable, as aforesaid, or the sum of


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         $25,000. If Lessee performs all of Lessee's obligations hereunder the Lease, said additional security deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned to SOVEREIGN at the expiration of the Term hereof, and after Lessee has vacated the Premises.

         Section 32.03. Any cash security deposit provided by SOVEREIGN to Lessor hereunder shall be deposited by Lessor with a banking institution in an interest-bearing savings account or certificate of deposit or similar instrument within a reasonable time after receipt of such deposit by Lessor. Upon demand of SOVEREIGN (made no more frequently than once in each calendar year) Lessor shall pay to SOVEREIGN the interest then held in such savings account or accrued with respect to such certificate of deposit or other instrument (to the extent payable by the particular financial institution) as the case may be, provided that Lessor shall not be obligated to make any such payment if the additional security, provided by SOVEREIGN under Section 32.02, held by it hereunder would thereby be reduced below the sum of $25,000. Lessor shall have no duty to obtain any particular rate of interest and no liability for any loss in connection with the deposit."

         PARAGRAPH 2. Unless otherwise expressly provided herein, initially capitalized terms used herein shall have the same meaning that they have in the Lease.

         PARAGRAPH 3. Except as modified herein, the provisions of the Lease shall continue in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Fourth Amendment of Lease as of the day and year first above written.


                                            RTC PROPERTIES, INC.


                                            By:  /s/ Martin S. Ytuarte
                                                 -------------------------

ATTEST:                                     MERCER PRODUCTS CO., INC.


By:  /s/ Lou Mintz                          By:  /s/ Keith Oster
     -------------------------                   -------------------------


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